                      AGREEMENT REGARDING PURCHASE OF
                           PARTNERSHIP INTERESTS


     This AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS (the "Agreement") is made and entered into as of this 19th day of June, 1996, by and between Newton D. Becker ("Becker"), The Becker CPA Review Course of California, a California corporation ("Becker Corporation"), The Newton D.
and Rochelle F. Becker Foundation, a California nonprofit public benefit corporation ("Becker Foundation"), David E. Becker, Laura Ford Mintzer and Daniel J. Becker, (each of the above a "Seller" and collectively, "Sellers"), The Becker CPA Review Course Ltd., a California limited partnership ("Becker Partnership"), and DeVRY CPA Review, Inc. ("Buyer").
     Buyer is a newly formed, wholly owned subsidiary of DeVRY Inc., a Delaware corporation ("DeVRY"). Buyer wishes to purchase the Partnership Interests owned by Sellers, and Sellers are willing to sell their Partnership Interests on the terms and conditions set forth herein. IP Buyer is entering into an agreement of even date herewith to purchase from Becker and Becker Foundation certain intellectual property related to the Business. DeVRY is guaranteeing the obligations of Buyer hereunder pursuant to the Guarantee.

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows (certain definitions of capitalized terms are set forth in Schedule 0):
1.     Agreement to Purchase and Sell.
  1.1 Acquisition. On the terms and subject to the conditions of this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, on the Closing Date, the Partnership Interests set forth on
Schedule 1.1 hereto, in exchange for the payment of the Purchase Price.
  1.2  Closing.  The closing (the "Closing") of the Transactions will take place at the offices of Irell & Manella LLP, 333 South Hope Street, Suite
3300, Los Angeles, California 90071, on June 19, 1996, or at such other date, time and place as may be mutually agreed upon in writing by the parties (the "Closing Date").
  1.3 Transfer of Partnership Interests. At the Closing, each Seller will deliver and transfer to Buyer all of Seller's right, title and interests in the Partnership Interest set forth next to Seller's name on Schedule 1.1, free and clear of any Liens, adverse claims or security interests.  As a result of such transfers, the Partnership Intellectual Property (including without limitation the Software and the Trademarks and related goodwill)
owned by Becker Partnership will be conveyed to Buyer.
  1.4  Determination of Tentative Purchase Price.  Prior to the Closing,
Becker Partnership shall cause to be prepared and delivered to Buyer an estimate of the Net Book Value, setting forth Becker Partnership's reasonable and good faith determination of the Tentative Purchase Price, which the parties believe in good faith will be as set forth on Schedule 1.4. Becker Partnership will discuss any objections made by Buyer to the Tentative
Purchase Price, and shall make any reasonable modifications thereto. The "Tentative Purchase Price" payable at Closing shall be $18,685,000 minus the Book Value Adjustment Amount on Schedule 1.4.
  1.5 Payment of Tentative Purchase Price. At Closing, Buyer will pay to Sellers an amount equal to the Tentative Purchase Price. All payments to Sellers will be made by federal reserve wire transfer to a bank account designated in writing by Sellers. Sellers hereby release Buyer from any responsibility for, or liability associated with, the allocation of the Tentative Purchase Price or Purchase Price among the Sellers.
  1.6  Assumption and Payment of Obligations.  At and after the Closing,
Buyer will perform, pay or otherwise satisfy in accordance with their terms as and when due, the Assumed Obligations of Becker Partnership other than Excluded Obligations. Buyer agrees to indemnify and hold harmless Sellers from and against any Losses incurred by Sellers or any member of the Becker Group at any time after the Closing with respect to claims based on the
Assumed Obligations, but not the Excluded Obligations. Each member of the Becker Group agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer at any time after the Closing with respect to claims based on the Excluded Obligations. However, this Section 1.6 shall not be construed to expand or increase the rights or remedies of any third party against Buyer or Sellers with respect to such obligations.
  1.7  Allocation of Purchase Price.   Schedule 1.7 hereto sets forth an
allocation of the Purchase Price among the Acquired Assets, the Assumed Obligations and the Intellectual Property, which is based on an appraisal conducted by Price Waterhouse LLP on behalf of Buyer, and Buyers and Sellers shall file, and Buyer shall cause IP Buyer to file, all federal and state income tax returns (including without limitation Internal Revenue Service
Form 8594) consistent with such allocation.
  1.8  Sales and Use Tax.  Buyer and Sellers shall cooperate, and Buyer shall cause IP Buyer to cooperate with Sellers, in preparing and filing use and sales tax returns relating to, and Sellers shall pay any sales or use tax due with regard to, the Transactions.
  1.9 Net Book Value. No later than July 15, 1996, Becker Corporation, on behalf of Sellers, with the full cooperation of Buyer's employees and full access to the books and records of Becker Partnership, shall cause to be prepared and delivered to Buyer a determination of the Net Book Value, by
Price Waterhouse LLP based upon the audited financial statements of Becker Corporation and Becker Partnership as of April 30, 1996 as prepared by
Price Waterhouse LLP.  Buyer shall have up to 90 days thereafter to review such determination on its behalf to ensure that it has been prepared consistent with the definition of Net Book Value set forth in Schedule 0 hereof.  If Buyer believes that any material aspect of such determination has not been prepared appropriately Buyer shall, not later than the end of such 90-day period, contact Becker Corporation, acting on behalf, and at the expense, of Sellers to attempt to resolve the matter.  If they are unable to resolve the matter within 45 days from the date that Becker Corporation is first contacted, Becker Corporation and Buyer shall request an accounting firm jointly designated by Buyer and Becker Corporation to determine the matter subject to disagreement, and the determination so made shall be final and binding on all parties. The fees of the designated accounting firm shall be borne equally by each party. Newton D. Becker shall, on behalf of Sellers, promptly pay Buyer the amount (if any) by which the Tentative Purchase Price exceeds the Purchase Price (as defined below) or Buyer shall promptly pay to Sellers the amount (if any) by which the Purchase Price exceeds the Tentative Purchase Price.  The "Purchase
Price" is equal to $18,685,000 plus (i) if the Net Book Value as determined pursuant to this Section 1.9 exceeds $1,275,000, the amount by which such Net Book Value exceeds $1,250,000, minus (ii) if the Net Book Value is less than $1,225,000 the amount by which such Net Book Value is less than
$1,250,000.
2.     Representation and Warranties of Sellers.
  As an inducement for Buyer to enter into this Agreement, each Seller severally represents and warrants to Buyer that each of the following statements is true and correct as of the date hereof.
  2.1 Ownership. Such Seller is the owner, free and clear of any and all Liens, of the Partnership Interest described in Schedule 1.1 hereto, and the Partnership Interest described in Schedule 1.1 hereto constitute the entire Partnership Interest beneficially owned or held by such Seller and no other person or entity has any Lien, right, title or interest in or to such Partnership Interest.
  2.2 Agreements Authorized. Such Seller has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, the Related Agreements to which such Seller is a party and to consummate the Transactions. The execution and delivery of this Agreement and the Related Agreements by such Seller, the performance by such Seller of its obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of such Seller.  This Agreement and the Related Agreements to which such Seller is a party have each been duly executed and delivered by such Seller and constitute the legal, valid and binding agreement of such Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
  2.3 Absence of Restriction and Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements to which such
Seller is a party, the consummation of the transactions contemplated by this Agreement and the Related Agreements and the fulfillment of and compliance with the terms and conditions of this Agreement and the Related Agreements, do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the trust agreement, partnership agreement or other constituent documentation of such Seller that is not a natural person, (ii) any Order to which such Seller is a party or by which such Seller, or any of its properties is bound, or (iii) any statute, law, regulation or rule of law applicable to such Seller.  Except as set forth on Schedule 2.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to such
Seller is required in connection with the execution, delivery or performance of this Agreement, the Related Agreements or the consummation of the
Transactions.
  2.4  Brokers.  Such Seller has not employed any broker or finder in connection with the transactions contemplated hereby, other than M. Kane & Company, Inc., whose fees and expenses are the sole obligation of Sellers, and neither Buyer nor any Affiliate of Buyer has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any
Person retained by such Seller in connection with any of the transactions contemplated by this Agreement.
3.     Representations and Warranties of Becker Group.
  As an inducement for Buyer to enter into this Agreement, each member of the Becker Group jointly and severally represents and warrants that, except as set forth in the Schedules hereto, each of the following statements is true and correct as of the date hereof:
  3.1 Existence and Rights. Becker Corporation (i) is a corporation duly organized and validly existing in good standing under the laws of the State of California without limit as to the duration of its existence, (ii) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out the Transactions, and (iii) is a corporation duly organized and validly existing in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it requires such licensing or qualification, except, with respect to part
(iii) hereof, where the failure to be so organized, existing or authorized is not reasonably expected to have a Material Adverse Effect.
  3.2  Existence and Rights.  Becker Partnership (i) is a limited partnership duly organized and validly existing in good standing under the laws of the State of California, (ii) has the power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted, and (iii) is duly organized and validly existing in good standing as a foreign partnership authorized to do business in each jurisdiction where the nature of the business transacted by it requires such licensing or qualification except, with respect to part (iii) hereof, as set forth on Schedule 3.2 or where the failure to be so organized, existing or authorized is not reasonably expected to have a Material Adverse Effect.
  3.3 Subsidiaries. Becker CPA Review, Inc., a Delaware corporation (the "Subsidiary") (i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware without limitation as to duration of existence, (ii) has the corporate power and adequate authority, rights and franchises to own its properties and carry on its business as now conducted and to make and carry out the Transactions, and
(iii) is a corporation duly organized and validly existing in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it requires such licensing or qualification except, with respect to part (iii) hereof, where the failure to be so organized, existing or authorized is not reasonably expected to have a Material Adverse Effect.  The outstanding shares of capital stock of the Subsidiary are duly authorized, validly issued and outstanding, fully paid and non-assessable, and at the Closing Date, will be exclusively owned by Becker Partnership.
  3.4 Ownership of Partnership Interests. Becker Corporation has provided Buyer with a copy of the currently effective agreement of limited partnership of Becker Partnership. Schedule 1.1 correctly sets forth the name of each partner in Becker Partnership and the Percentage Interest of each partner therein and no other Person has a partnership interest in Becker Partnership.
  3.5  Due Authorization; No Conflict.  Each member of the Becker Group has full power and authority to enter into this Agreement and to carry out the Related Agreements and Transactions, and this Agreement and such Related Agreements each have been duly and validly executed and delivered by them, and constitute the legal, valid and binding obligation of them, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. The execution, delivery and performance of this
Agreement, the Related Agreements and the Transactions do not, on the date hereof, (i) violate any Permit or Order which may be applicable to the Becker Group or to any of the Acquired Assets, the Assumed Obligations or the
Business; (ii) violate any Regulation binding on any of the Becker Group, any of the Acquired Assets, the Assumed Obligations or the Business; (iii) violate any provision of the agreement of limited partnership of Becker Partnership or the articles of incorporation or bylaws of Becker Corporation or the Subsidiary; or (iv) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon the Acquired
Assets under any of the terms, conditions or provisions of any Contract,
Order or Permit to which any of the Becker Group is a party, or by which it or any of the Acquired Assets or the Assumed Obligations are bound except for violations, conflicts, defaults or other similar occurrence that are not reasonably expected to have a Material Adverse Effect.
  3.6  Permits; Compliance with Law.  Each member of the Becker Group holds the Permits described on Schedule 3.6, and no other material Permits are currently necessary for the lawful operation of the Business. Each member of the Becker Group has complied with, and is not in default under or in violation of, any Permit, Regulation or Order to which the Business,
Acquired Assets and Assumed Obligations are subject, or under which any of them have rights including state educational licensing, professional practice and licensing boards, truth-in-lending, consumer protection and other Regulations, which violation is reasonably expected to have a Material Adverse Effect.
  3.7 Contingencies. Except as disclosed in Schedule 3.7, there are no proceedings, suits, litigation, arbitration, or hearings pending or, to the knowledge of any member of the Becker Group, Claims threatened, against or affecting any member of the Becker Group, the Business, the Acquired Assets
or the Assumed Obligations, or any officers, directors, employees, partners or the stockholders thereof in their capacity as such, or relating to the Transactions which, in each case might reasonably be expected to have a
Material Adverse Effect. Except as disclosed herein or in an Exhibit or Schedule hereto, no member of the Becker Group is subject to any Order which might reasonably be expected to have a Material Adverse Effect.  No member of the Becker Group is in default with respect to any Order applicable to it and related to the Business in a manner which is reasonably be expected to have a Material Adverse Effect.
  3.8 Financial Condition. The combined balance sheet of the Becker Corporation and the Becker Partnership as of April 30, 1995, the related combined profit and loss statement for the period ended on that date (collectively, the "Financial Statements"), attached as Schedule 3.8, are true and correct in all material regards as of the date thereof, and the Financial Statements fairly present the combined financial condition of
Becker Partnership and Becker Corporation as at the date thereof and the results of the combined operations of the Becker Partnership and the Becker Corporation for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently applied during the period, and the Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Becker Group related to the Acquired Assets, the Assumed Obligations and the Business as
of the date thereof, to the extent required by GAAP.
  3.9  No Subsequent Changes.  Except as a result of the Transactions or as set forth in Schedule 3.9, since the date of the Financial Statements, there has not been (i) any material adverse change in the Business, (ii) any material loss or damage (whether or not covered by insurance) to any of the Acquired Assets, which materially affects or impairs the ability of any of the Becker Group to conduct the Business, (iii) any Contract or other transaction entered into by any of the Becker Group relating to, or otherwise affecting in any way, the Business or the operation thereof, other than in the ordinary course of business or where the events involved are not reasonably expected to have a Material Adverse Effect, (iv) any sale or transfer of the Acquired Assets, or any cancellation of any debts or claims of any member of the Becker Group, except in the ordinary course of business or where the events involved are not reasonably expected to have a Material Adverse Effect, (v) any changes in the terms of any instruments, accounts, notes, Contracts, or Assumed Obligations, except in the ordinary course of business or where the events involved are not reasonably expected to have a Material Adverse Effect, (vi) any changes in the accounting systems, policies or practices of any member of the Becker Group, (vii) any waiver by any member of the Becker Group of any rights which have any value, except in the ordinary course of business or where the events involved are not reasonably expected to have a Material Adverse Effect, or (viii) any transactions with any affiliates of any member of the Becker Group, except in the ordinary course of business or where the events involved are not reasonably expected to have a Material Adverse Effect. Since April 30, 1996, except for matters relating to the Transactions, the Business has been conducted only in the ordinary course and as contemplated by Section 5.2 and there has not been any material change in the affairs of any member of the Becker Group or the Business which has not been fully disclosed in writing to Buyer.
  3.10 Title to and Condition of Assets.  Each member of the Becker Group has good title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver its Acquired Assets free and clear of any Lien, except as disclosed on Schedule 3.10 hereto and except for
(i) Liens securing obligations set forth in the Financial Statements,
(ii) Liens securing taxes which are not delinquent or are being contested in good faith, (iii) Liens arising as a result of purchase or sales orders, in the ordinary course of business consistent with past practice and
(iv) any defects in title or Liens that are not reasonably expected to have a Material Adverse Effect. The Becker Corporation has conveyed its Acquired Assets to the Becker Partnership and Subsidiary by deeds, bill of sale, certificates of title and instruments of assignment and transfer effective to vest in the Becker Partnership and Subsidiary, and the Becker Partnership
and Subsidiary will have, good title to all of the Acquired Assets, free and clear of all Liens other than those disclosed on Schedule 3.10 or described in parts (i) through (iv) of the first sentence of this
Section 3.10.
  3.11 Assets Sufficient for Conduct of Business. The Acquired Assets, Intellectual Property and Assumed Obligations include sufficient assets and liabilities necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted and none of the Excluded Assets or Excluded Obligations are necessary for such conduct of the Business.
  3.12  Real Property Leases.  Schedule 3.12 sets forth all material interests in real property held by members of the Becker Group, including all leases of real property (the "Real Property Leases") used in connection with the Business. Except as disclosed on Schedule 3.12, the buildings, facilities, installations, fixtures and other structures or improvements subject to the Real Property Leases have been well-maintained and are in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of the Becker Group, from defects other than such defects as do not interfere with the continued use thereof in the conduct of normal operations.  The members of the Becker Group have delivered to Buyer true, correct and complete copies of all written Real Property
Leases.
  3.13 Material Contracts.  Schedule 3.13 correctly sets forth in all material respects the existence of all Material Contracts of any member of the Becker Group now in effect. "Material Contracts" are (a) Contracts affecting ownership of, title to, or any material interest in real estate;
(b) bonuses, incentive compensation, pension, group insurance, employee welfare plans, retirement, deferred compensation, profit sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or any vacation pay or severance pay plans or any other employee benefit arrangement for its officers, employees, consultants or agents generally whether pursuant to a Contract, together with the most recent annual report (if any) completed with respect to each such plan or arrangement; (c) collective bargaining agreements or other Contracts with any labor unions or other employee representatives or groups of employees;
(d) any Contract or purchase order with any person or entity known by Becker Corporation to be affiliated with or controlled by (or with power to control) any officer, director, key employee or stockholder; (e) written employment Contracts with individual employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or the equivalent thereof; (f) Contracts providing for payments based upon the overall sales, purchases or profits of any member of the Becker Group; (g) Contracts which involve future payments, performance of services or delivery of goods and/or materials, to or by any member of the Becker Group of an aggregate amount or value reasonably expected to be in excess of $25,000; (h) any commitment or arrangement pursuant to which any member of the Becker Group has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another, including loans to officers, employees and independent contractors (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and employee advances in the ordinary course of business);
(i) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements, or material leases of personal property and agreements for financing involving more than $25,000; (j) any Contract involving any restrictions on the geographical area of operations or scope or type of business of any member of the Becker Group; (k) all Contracts relating to franchise arrangements; (l) any power of attorney or agency agreement with any party pursuant to which such party is granted the authority to act for or on behalf of any member of the Becker Group; and (m) all other material contracts not made in the ordinary course of business which are to be performed at or after the date of this Agreement.  Except (i) as disclosed in this Agreement, the Related Agreements or the Schedules and Exhibits
hereto or (ii) for matters not reasonably expected to have a Material
Adverse Effect, each of the Material Contracts disclosed on Schedule 3.13
(a) has been duly authorized, executed and delivered by the parties thereto,
(b) remains in full force and effect to the extent of its terms, (c) is binding on the parties thereto in accordance with and to the extent of its terms and applicable laws and (d) is not subject to, and no member of the
Becker Group has received any written notice threatening or declaring, termination as a result of any existing uncured breach or default by any member of the Becker Group or, in the case of any notice, alleged uncured breach or default by any member of the Becker Group, and to the knowledge of the Becker Group, no other party is in default thereunder in any material respect.
  3.14 Infringements.  Schedule 3.14 is an accurate and complete list of all of the material Partnership Intellectual Property currently used in the operation of the Business. All material Partnership Intellectual Property is exclusively owned by Becker Partnership free and clear of all encumbrances or has been duly licensed for use except as set forth in Schedule 3.14.
Except as set forth on Schedule 3.14, none of the Intellectual Property has been or is the subject of any pending adverse Claim, or to the knowledge of the Becker Group, any threatened Claim of infringement except for Claims which are not reasonably expected to have a Material Adverse Effect.  The use of the Intellectual Property in the operation of the Business does not infringe any intellectual property rights of another Person, except for claims which are not reasonably expected to have a Material Adverse Effect, and the Becker Foundation and the Becker Group have not received any notice contesting its right to use, or asserting infringement with respect to, any Intellectual Property now used by it in connection with the Business or the operation thereof. Except as set forth on Schedule 3.14, the Becker
Foundation and the Becker Group have not granted any license in respect of any Intellectual Property. Except as set forth in Schedule 3.14, in the reasonable opinion of the Becker Group: Becker, the Becker Foundation and
the Becker Group own or possess all material rights for the life of the legal protection available in and to all Intellectual Property necessary to conduct the Business as presently conducted. No member of the Becker Group is infringing on any trademark, trade name, copyright or license in the operations of the Business, and they do not know of any third party who has asserted any infringement claim, except in each case of matters which are not reasonably expected to have a Material Adverse Effect.
  3.15 Insurance.  Each member of the Becker Group has been insured with respect to risks normally insured against, and in amounts normally carried by, companies similarly situated and engaged in similar businesses.  Each member of the Becker Group currently has paid up insurance, including, but not limited to, employee health and accident insurance, and worker's compensation insurance, as described on Schedule 3.15. Schedule 3.15 contains a list of each insurance policy currently providing coverage for the assets of each member of the Becker Group or the Business.
  3.16 Labor Controversies. To the knowledge of the Becker Group, (i) no concerted work stoppage or other labor dispute in respect of any member of the Becker Group is pending or threatened, and (ii) no application for certification of a collective bargaining agent is pending or threatened.
Each member of the Becker Group is in compliance in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits and collective bargaining and the occupational safety and health acts, laws and regulations.  No member of the Becker Group is liable for any arrears (except for the current pay period and accrued vacation) in wages or any taxes or penalties for failure to comply with any of the foregoing.
  3.17 Commissions. The Sellers and not the members of the Becker Group are responsible for the fees owed with respect to the Transactions to the person set forth in Schedule 3.17.  Except as set forth in that Schedule, no member of the Becker Group nor any of its officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other similar amounts with respect to the Transactions, and agrees to hold Buyer harmless from and against Losses incurred by reason of any contrary assertions.
3.18 ERISA.  Except as set forth on Schedule 3.18, the Becker Group does not have any liability with respect to any "employee benefit plan" (as such term is defined in section 3(3) of ERISA) or any material employee benefit or fringe benefit arrangement which does not constitute an employee benefit plan or any employment agreement. No member of the Becker Group has any liability with respect to a "multiemployer plan" (as defined in section 3(37)
of ERISA). A true and correct copy of each of the plans, arrangements and agreements listed on Schedule 3.18 (referred to hereinafter as "Employee
Benefit Plans"), and all contracts relating thereto, or to the funding thereof, each as in effect on the date hereof, has been supplied to the
Buyer. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyer, and there have been no material changes in the financial condition in the respective plans from that stated
in the annual reports and actuarial reports supplied. As to all Employee Benefit Plans: (i) each Employee Benefit Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance; (ii) there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of the Becker Group has engaged in any prohibited transaction; (iii) there have been no acts or omissions by any member of the Becker Group which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which any member of the Becker Group may be liable; (iv) none of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)); (v) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Employee Benefit
Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);
(vi) there has been no reportable event (as described in section 4043 of
ERISA with respect to any Employee Benefit Plan that is subject to Title IV of ERISA and if any such plan were terminated immediately after the Closing, there would be no unfunded liabilities with respect to the plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation that are not indemnified hereunder by Becker; (vii) no member of the Becker Group has any liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code; and (viii)
there has been no act or omission that would impair the ability of any member of the Becker Group (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.
  3.19 Taxes.  (a) All federal, and all material state, local and foreign
Tax returns required to be filed by or with respect to any member of the
Becker Group through the Closing Date have been or will be accurately prepared in all material respects, and have been or will be duly and timely filed, and all material Taxes (including Taxes withheld from employees'
salaries and all other withholding Taxes and obligations and all deposits required to be made by or with respect to any member of the Becker Group with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies due with respect to any taxable period or partial taxable period of any member of the Becker Group (including the taxable year of any member of the Becker Group beginning on May 1, 1996)
ending on or before the Closing Date have been or will be timely paid, or to the extent not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made on the financial statements or the books of account of any member of the Becker Group.
  (b) Except as set forth in Schedule 3.19 attached hereto, with respect to each taxable period of any member of the Becker Group ending prior to the date hereof either (i) such taxable period has been audited by any Taxing Authority, and any such audit has been completed without the issuance of any notice of deficiency or similar notice of additional liability or (ii) the time for assessing or collecting income tax with respect to each such taxable period has closed and such taxable period is not subject to review by any Taxing
Authority, or (iii) such taxable period has not been, and is not currently being, audited.
  (c) No member of the Becker Group is obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement, will not become obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof.
  3.20  Certain Business Relationships With Sellers.  Other than as set forth on Schedule 3.20, none of the Sellers (including, for purposes of this Section 3.20, Newton D. Becker) or their Affiliates have been involved in any material business arrangement or relationship with any member of the Becker Group since April 30, 1996, and none of the Sellers or their family members own any material property or right, tangible or intangible, which is used in the business of any member of the Becker Group or has any Contract with any member of the Becker Group.
  3.21 Bank Accounts. Schedule 3.21 sets forth a true, complete and correct list of each bank, deposit, lockbox or cash collection, management or other account, of any of the Becker Group in respect of the Business, including the title and number of the account and the financial or other institution at which such account is located.
  3.22 List of Employees and Independent Contractors. Schedule 3.22 hereto sets forth a list, which Becker Group reasonably believes is accurate in all material respects as of December 31, 1995, of the employees and contractors of Becker Group as of December 31, 1995, and their gross compensation for the 1995 calendar year.
  3.23 Accuracy of Statements. To the knowledge of the Becker Group, neither this Agreement, the Related Agreements nor any Schedule thereto to be furnished by or on behalf of any of the Becker Group to Buyer in connection with this Agreement or the Related Agreements will contain any untrue statement of a material fact regarding any of the Becker Group, the Acquired Assets or the Business or omits or will omit to state a material fact necessary to make the statements regarding any of the Becker Group, the Acquired Assets or the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.
  3.24 No Other Assets Used in Business. Except for certain machinery and office equipment located in Becker's home office, the Acquired Assets, Assumed Obligations and the Intellectual Property, there are no material assets, contracts, rights, interests or intangibles related to or used in connection with the Business, whether owned by Becker or otherwise. Following the
Closing, except for certain machinery and office equipment located in Becker's home office, Becker will not have any interest in any material assets, contracts, rights, interests or intangibles related to or used in connection with the Business.
  None of the representations and warranties made by the Becker Group in this
Article 3 shall be considered to be made by Becker Foundation either in its own name or as the sole general partner of the Becker Partnership.
4.     Representations and Warranties of Buyer.
  As an inducement for the Sellers to enter into this Agreement, Buyer hereby represents and warrants that each of the following statements is true and correct as of the date hereof:
  4.1 Existence and Rights. Each of Buyer and IP Buyer (i) is a corporation duly organized and validly existing in good standing under the laws of
Delaware, without limit as to the duration of existence, and (ii) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out the Transactions, and (iii) is duly organized and validly existing in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it requires such licensing or qualification except, with respect to part (iii) hereof, where the failure to be so organized, existing or authorized is not reasonably expected to have a Material Adverse Effect. DeVRY (i) is a corporation duly organized and validly existing in good standing under the laws of Delaware, without limit as to the duration of existence, (ii) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out the Transactions, and (iii) is duly organized and validly existing in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it requires such licensing or qualification except, with respect to part (iii) hereof, where the failure to be so organized, existing or authorized is not reasonably expected to have a Material Adverse Effect.
  4.2 Due Authorization; No Conflict. Each of DeVRY, Buyer and IP Buyer has full power and authority to enter into this Agreement and to carry out the Related Agreements and Transactions, and this Agreement and such Related Agreements to which it is a party each have been duly and validly executed and delivered by it, and constitute the legal, valid and binding obligation of it, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. The execution, delivery and performance of this Agreement, the Related Agreements and the Transactions do not, on the date hereof, (i) violate any Permit or Order which may be applicable to DeVRY, Buyer or IP Buyer; (ii) violate any Regulation binding on DeVRY, Buyer or IP Buyer, except to the extent the Transactions contemplated by this Agreement require advance notice, registration or filing with state educational licensing or other similar state Regulatory Authorities; or (iii) violate any provision of the articles of incorporation or bylaws of DeVRY, Buyer or IP Buyer. Except as set forth on Schedule 4.2 and except to the extent the Transactions contemplated by this Agreement require advance notice, registration or filing with state educational licensing or other similar state Regulatory Authorities, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to DeVRY, Buyer or IP Buyer, is required in connection with the execution, delivery or performance of this Agreement, the Related Agreements or the consummation of the Transactions.
  4.3 Commissions. Buyer agrees that it is responsible for any fees owed with respect to the Transactions to the person set forth on Schedule 4.3. Except as set forth in that Schedule, Buyer represents and warrants that neither it, IP Buyer, DeVRY nor any of their officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the Transactions, and agrees to hold Sellers and the Becker Group harmless from and against Losses incurred by reason of any contrary assertions.
  4.4 Accuracy of Statements. To the knowledge of the Buyer, neither this Agreement, the Related Agreements nor any Schedule to be furnished by or on behalf of the Buyer, IP Buyer or DeVRY to Becker Group in connection with this Agreement or the Related Agreements contains or will contain any untrue statement of a material fact regarding Buyer, IP Buyer or DeVRY or omits or will omit to state a material fact necessary to make the statements regarding Buyer, IP Buyer or DeVRY contained herein or therein, in light of the circumstances in which they are made, not misleading.
5.     Covenants of the Sellers and Becker Group
  As an inducement for Buyer to enter into this Agreement, the parties described in each paragraph of this Article 5 hereby covenant that, they will abide by the covenants and promises applicable to them set forth in such paragraph:
  5.1 Implementing Agreement. Each Seller and member of the Becker Group agrees that from the date hereof to the Closing Date, they will take all action required of them to fulfill their obligations under the terms of this Agreement and the Related Agreements and the Transactions.
  5.2 Conduct of Business Prior to Closing. Each Seller and member of the Becker Group agrees that from and after April 30, 1996, and until the Closing Date, no payments will be made with respect to any Excluded Obligations, including payments under the Royalty Agreement, and no distributions, dividends and payments will be made to Becker, other than any payments to Becker under arrangements comparable to the Employment Agreement contemplated hereby and generally complying with this Agreement. During this time, the Business shall be operated only in the ordinary course and each member of the Becker Group shall use all reasonable efforts to ensure that the goodwill of their suppliers, customers, distributors, employees and others having business relations with them is retained, and shall use all reasonable efforts to ensure that their policies of insurance are maintained in full force and effect and all material notices are given and material claims are presented under all such policies in a due and timely fashion.
  5.3 Material Contracts. Except as contemplated herein or in the Related Agreements, until the Closing Date, without the prior consent of Buyer, not to be unreasonably withheld, no member of the Becker Group shall enter into any contract or agreement or materially amend any Material Contract other than in the ordinary course of business and in accordance with past custom and practice, except that Becker Partnership may proceed with the acquisition of a software development computer for the approximate amount of $10,000 and may expend approximately $20,000 on software consulting services.
  5.4 No Sale of Interests. Except as contemplated herein or in the Related Agreements, Becker Partnership shall not issue or sell, agree to issue or sell or authorize the issuance or sale of any interests in Becker Partnership or other securities exchangeable for or convertible into interests in Becker Partnership or grant any warrants, options, rights, calls or other commitments of any nature to acquire any interests in Becker Partnership.
  5.5 Representations True. Until the Closing, each of the Becker Group will use all reasonable efforts to prevent the occurrence of any event which would cause any of its representations and warranties set forth in this Agreement not to be true and correct in any material respect. The members of the Becker
Group will promptly inform Buyer upon discovery that any of the representations or warranties contained in Article 3 herein ceases to be true or correct in any material respect.
  5.6 Access. Until (a) the Closing or (b) the termination of this Agreement under Section 9.1, and subject to Section 11.1, each member of the Becker Group will (i) permit DeVRY and its authorized representatives, consultants and independent contractors to have access at reasonable times to all plant, properties, assets, faculty, key employees, current employees' records (subject to any restrictions imposed under privacy or other laws), contracts, and accounting books and records and documents of each member of the Becker Group,
(ii) furnish to DeVRY or its authorized representatives, consultants and independent contractors such other information with respect to the business or properties of each member of the Becker Group as DeVRY may from time to time reasonably request, (iii) otherwise reasonably cooperate in the examination or audit of the Becker Group by DeVRY and (iv) confer with DeVRY to keep it informed with respect to operational matters of a material nature and to report on the general status of the Business.
  5.7 Permits. Becker Partnership will make reasonable efforts to make or cause to be made all filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all material Permits, approvals, authorizations and consents of all third parties, in each case as are requested by Buyer for the Becker Group to consummate the Transactions and for Buyer to acquire the Acquired Assets, Assumed Obligations and Business. As soon as practical following receipt of any written request from Buyer, Becker Corporation will furnish to Buyer all information which is in the possession of any member of the Becker Group and not otherwise available to Buyer which Buyer may reasonably deem necessary in connection with any such filing to be made by Buyer (or an appropriate parent company of Buyer).
  5.8 Closing Agreements. Becker Corporation will use all reasonable efforts to have the parties to the Closing Agreements execute and deliver such agreements prior to or at the Closing.
  5.9 Legal Opinion. Becker Corporation will use all reasonable efforts to cause Irell & Manella LLP, counsel for the Becker Group, to render an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C except for immaterial deviations.
  5.10 Acquisition Proposals. Until (a) the Closing or (b) the termination of this Agreement under Section 9.1, no Seller or member of the Becker Group will conduct, and each Seller and member of the Becker Group will terminate, any activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, any member of the Becker Group (an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Until (a) the Closing or (b) the termination of this Agreement under Section 9.1, Becker Corporation will notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with any member of the Becker Group. This Section 5.10 shall not apply to the Transactions.
  5.11 Defined Benefit Plan. Becker will undertake, at his sole expense, to terminate the defined benefit plan maintained for employees of the Becker Group (the "Pension Plan"), in a standard termination in conformity with the provisions of Section 4041 of ERISA, and Becker Partnership will adopt a resolution providing for such termination at or prior to the Closing. In addition, Becker Partnership will take action at the Closing to cause accruals under the Pension Plan to be frozen as soon as practicable following the Closing. Any cost associated with the maintenance of the Pension Plan, including any contributions that may be required, shall be the sole responsibility of Becker. If the Pension Plan is insufficiently funded, Becker will provide sufficient funds to ensure a standard termination of the Pension Plan. Buyer without expense to it will take any action necessary to effectuate the termination, at the direction of Becker. If the assets held pursuant to the Pension Plan exceed the amount required to accomplish a standard termination, Becker may, at his discretion, determine to increase benefits to the extent legally possible in order to absorb a portion of the overfunding, and Buyer will cooperate and take such action as may be required to accomplish such benefit increases, at Becker's direction. If the standard termination results in reversion paid to Buyer after the Closing, Buyer will pay all state, local, and federal income and excise taxes attributable to such reversion out of the proceeds thereof, and shall thereafter contribute to the Becker Foundation an amount equal to the difference between (i) the aggregate amount of the reversion received by it, and (ii) the net amount of all such taxes actually paid by it, after taking into account the "tax benefit" attributable to the payment of any state or local taxes which result in a deduction for federal income tax purposes. Becker will indemnify and hold harmless Buyer and DeVRY against any losses in respect of such termination, and the Transactions contemplated by this Section 5.11.
  5.12 Distribution and Condition of Assets and Obligations. At or before the Closing, Becker Partnership shall, to the extent practicable, cause to be distributed to its partners, or sell or otherwise dispose of any Excluded
Assets (other than any assets, interests or rights relating to the Becker Partnership defined benefit plan). Not later than the Closing, Becker Corporation shall (i) contribute to Becker Partnership all of its assets and liabilities other than Excluded Assets and Excluded Obligations, and (ii) cause all of the issued and outstanding capital stock of the Subsidiary to be contributed to the Partnership.
  5.13 Books and Records. Each member of the Becker Group agrees that from April 30, 1996, to the Closing Date, it shall maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements and past practices.
  5.14 Dividends, Loans and Advances. Each member of the Becker Group agrees from April 30, 1996 until the Closing Date, it shall not have declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall it, directly or indirectly, have redeemed, purchased or otherwise acquired any shares of its capital stock, except as permitted hereunder or as specifically set forth in Schedule 5.14. Except as set forth on Schedule 3.20, no member of the Becker Group will make any loan or advance to any stockholder, partner, employee, independent contractor or their affiliates except to non-affiliates in the ordinary course of business.
  5.15 Compensation. Until (x) the Closing, or (y) the termination of this Agreement under Section 9.1, other than in the ordinary course of business, (a) no increase or other material change shall be made in the compensation arrangements for any officer, director, employee, stockholder, consultant, independent contractor or agent of any member of the Becker Group employed at or in connection with the business or operation of the Business from that in effect as of April 30, 1996, (b) no bonuses shall accrue or be declared or compensation paid for services rendered during the fiscal year ending April 30, 1996, except to the extent the payment of such bonuses would not result in a failure to comply with the closing conditions described in Section 7.7, and (c) no pension or profit sharing plan, or any other employee benefit arrangement, shall be in effect, except as listed on Schedule 3.18.
  5.16 Preservation of Acquired Assets.  Except in the usual and ordinary course of business, no member of the Becker Group shall sell or dispose of, or agree to sell or dispose of, any material Acquired Assets, or take any action which permits the creation of any Lien which materially and adversely affects the aggregate value of the Acquired Assets.
  5.17 Maintenance of Insurance.  Each member of the Becker Group shall continue to carry its existing insurance until the Closing Date, shall not take any action to terminate such insurance, and shall use reasonable efforts not to allow any breach of such insurance policies or agreements to occur or exist.
  5.18 No Default.  The members of the Becker Group shall use reasonable efforts to avoid committing any act or omitting to commit any act, which will cause a material breach of any of the Assumed Obligations or any other
Contract, the breach of which would have a Material Adverse Effect.
  5.19 No Termination of Obligations by Subsequent Incapacity, etc.  Each
Seller specifically agrees that the obligations of such Seller hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Seller.
  5.20 Compliance with Laws. Each member of the Becker Group shall use reasonable efforts to comply with all Regulations, Permits and Orders applicable to the Business, the Acquired Assets and the Assumed Obligations, or as may be required to consummate the Transactions, except where any such failure to comply would not have a Material Adverse Effect.
  5.21 Reasonable Efforts.  Each member of the Becker Group and the Sellers will use their reasonable efforts to bring about the Transactions.
  5.22 Borrowing. Until (a) the Closing, or (b) the termination of this Agreement under Section 9.1, without the consent of Buyer not to be withheld unreasonably, no member of the Becker Group shall incur, assume or guarantee any Indebtedness or become subject to any Guarantee not reflected on the Financial Statements except in the ordinary course of business or for purposes of consummation of the Transactions.
  5.23 Notice of Developments.  Until (a) the Closing, or (b) the termination of this Agreement under Section 9.1, the Sellers will give prompt written notice to Buyer of any material development known to them affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Becker Group taken as a whole. The Sellers will promptly provide written notice to Buyer of any material development affecting the ability of the Becker Group and the Sellers to consummate the Transactions.
 No disclosure pursuant to this Section 5.23, however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.
  5.24 Employee Loans. After the Closing, Becker shall indemnify and hold harmless Buyer with respect to any employee loan made by Becker Group prior to the Closing that is not paid off in full pursuant to its terms after the Closing.
  5.25 Newton Becker Limited.  Becker shall cause to be transferred to Buyer, at or as soon as practicable following, the Closing, one share of stock of Newton Becker Limited and one share of stock of Becker C.P.A. Review Ltd., an Israeli corporation.
  5.26 Kaplan Agreement. At the Closing, Becker shall cause to be transferred to Buyer any rights (if any) under the right of first refusal agreement with Stanley H. Kaplan.
6.     Covenants of Buyer.
  6.1 Representations True. Until the Closing Date, Buyer will use, and will cause DeVRY and IP Buyer to use, all reasonable efforts to prevent the occurrence of any event which would cause any of its representations and warranties set forth in this Agreement or the Related Agreements not to be true and correct in any material respect. Buyer will promptly inform Becker Corporation promptly upon discovery that any representations or warranties made by it or by IP Buyer ceases to be true or correct in any material respect.
  6.2  Permits.  Buyer will make, and will cause DeVRY and IP Buyer to make, all filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties, necessary to consummate the Transactions and for Buyer to acquire the Acquired Assets, Assumed Obligations and Business, except to the extent the Transactions require advance notice, registration or filing with state licensing or similar state regulatory authorities. As soon as practical following receipt of any written request from Becker Corporation or the other Sellers, Buyer will furnish to Sellers all information which is in DeVRY's possession and not otherwise available to Sellers which Sellers may reasonably deem necessary in connection with any such filing to be made by any of the Becker Group or Sellers.
  6.3  Closing Agreements.  Buyer will use, and will cause DeVRY and IP Buyer to use, all reasonable efforts to have the parties to the Closing Agreements execute and deliver such agreements prior to or at the Closing.
  6.4 Legal Opinion. Buyer will use all reasonable efforts to cause Mayer, Brown & Platt, counsel for Buyer and DeVRY, to render an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D, except for immaterial deviations.
  6.5 Implementing Agreement. Buyer agrees that from the date hereof to the Closing Date, it will take, and will cause DeVRY and IP Buyer to take, all action required of them to fulfill its obligations under the terms of this Agreement and the Related Agreements and the Transactions.
  6.6  Reasonable Efforts.  Buyer will use, and will cause DeVRY and IP Buyer to use, reasonable efforts to bring about the Transactions.
  6.7 Filing of Income Tax Returns. The current taxable year of Becker Partnership (the "Pre-Closing Short Year") shall terminate as of the close of business on the Closing Date. For purposes of properly allocating income, gain, loss and deduction of Becker Partnership to its Pre-Closing Short Year, the books of Becker Partnership shall be closed as of the close of business on the Closing Date. The taxable income or loss of Becker Partnership for its Pre-Closing Short Year, determined as set forth in the preceding sentence, shall be reported on IRS Form 1065 and the equivalent form for each state in which Becker Partnership is required to file an income tax return for the Pre-Closing Short Year, and the taxable income or loss of Becker Partnership
(or its successor in interest) for periods beginning after the Closing Date shall be included in the consolidated Federal income tax return of the affiliated group of corporations of which Buyer is a Member. For the Pre-Closing Short Year, DeVRY shall prepare or provide for the preparation of, consistent with the year ended April 30, 1996, the Federal income tax return of Becker Partnership and the state income tax return for each state for which Becker Partnership has previously filed income tax returns. At least 30 days prior to the due date(s) of any income tax returns for the Pre-Closing Short Year of Becker Partnership, Becker Corporation shall be provided with a draft of each such tax return, which shall be complete in all material respects and each such tax return shall be prepared in a manner consistent with prior practice. The Becker Corporation shall make such changes as it deems appropriate, timely file such return and promptly send DeVRY a copy. If Buyer requests, the Becker Corporation agrees to cooperate with Buyer in causing an election to be made in such return under Section 754 of the Code with respect to Becker Partnership.
  6.8 Excluded Assets. Following the Closing, Buyer agrees to transfer to Becker all Excluded Assets not distributed prior to Closing; provided, however, the Pension Plan assets shall be dealt with in the manner set forth in Section 5.11.
  6.9 Compliance with Laws. Buyer, IP Buyer and DeVRY shall use reasonable efforts to comply with all Regulations, Permits and Orders applicable to the Business, the Acquired Assets and the Assumed Obligations, or as may be
required to consummate the Transactions, except where any such failure to comply would not have a Material Adverse Effect and except to the extent the Transactions require advance notice, registration or filing with state licensing or similar state regulatory authorities.
7.     Conditions Precedent to Obligations of Buyer.
  The obligations of Buyer to consummate this Agreement and the Transactions are subject to the fulfillment, prior to or as of the Closing Date, of the following conditions, each of which may be waived by Buyer in writing:
  7.1 Representations and Warranties. The representations and warranties of each Seller and member of the Becker Group contained herein shall be true in all material respects on and as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
  7.2 Covenants. Each Seller and member of the Becker Group shall, in all material respects, have performed all of its respective obligations and agreements and complied with all of its respective covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date; and the Sellers and the Becker Group shall have delivered to Buyer a certificate dated as of the Closing Date, of a duly authorized officer of each of the Becker Group, certifying as to compliance with Section 7.1 and this
Section 7.2.
  7.3 No Injunction or Litigation. No action or proceeding by any Authority shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial Losses in respect of, this Agreement or the complete consummation of the Transactions, including, among other things, the integration of the operation of the Business with those of Buyer and its Affiliates and which would make it reasonably inadvisable to consummate such Transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the Transactions as contemplated by this Agreement including, among other things, the integration of the operation of the Business with those of Buyer and its Affiliates.
  7.4 Closing Agreements. The Closing Agreements shall have been executed and delivered by all parties thereto, and the transactions contemplated by the Intellectual Property Agreement shall have closed, unless the failure to do so is a result of a breach by Buyer, IP Buyer or DeVRY.
  7.5 Closing Documents. Buyer shall have received, in form and substance reasonably satisfactory to its counsel, each and every closing document required to be delivered to it as set forth in this Agreement.
  7.6  No Material Adverse Change.  Neither the Business nor the Acquired
Assets nor Assumed Obligations shall have been materially and adversely affected since the date hereof as of the Closing Date in any way and no event shall have occurred since the date hereof which is reasonably expected to have a Material Adverse Effect. Buyer shall have received a certificate, dated the Closing Date, by a duly authorized officer of each member of the Becker Group, certifying as to compliance with this Section 7.6.
  7.7 Draft Financial Statements. Buyer shall have received from Becker Corporation a draft combined unaudited balance sheet and income statement for the Business at, and for the year ended, April 30, 1996, which shall be prepared in accordance with generally accepted accounting principles (but without the footnotes required by generally accepted accounting principles) on the basis of accounting principles generally consistent with those employed in the preparation of the Financial Statements at, and for the year ended, April 30, 1995, and shall reflect (i) net sales in respect of the Business of at least $19,600,000, and (ii) income before royalties and taxes on income in respect of the Business of at least $4,100,000. Buyer shall have received a certificate, dated the Closing Date, by a duly authorized officer of Becker Corporation, certifying as to compliance with this Section 7.7 and with Section 7.11.
  7.8 Legal Opinion. Buyer shall have received the legal opinion referred to in Section 5.9.
  7.9 Termination of Agreements. The Royalty Agreement will have been terminated by the parties as of April 30, 1996, and will no longer be in full force and effect. The Old Employment Agreement shall have been terminated.
  7.10 Consents. The consents and contracts set forth on Schedule 7.10 shall have been executed by the parties listed on such Schedule 7.10.
  7.11 There will be no Indebtedness with respect to the Business (other than the Assumed Indebtedness, Indebtedness incurred with the consent of Buyer or Indebtedness incurred in the ordinary course of business or for the purpose of consummating the Transactions).
  7.12  [Intentionally Omitted].
  7.13 Bank Accounts. Becker Corporation will have made arrangements reasonably satisfactory to Buyer to transfer to Becker Partnership all of
Becker Corporation's accounts (including deposits therein at Closing (not including the Purchase Price) and thereafter in respect of the Business) described in Schedule 3.21.
  7.14 Other Documents. Each Seller and member of the Becker Group will furnish Buyer with such other and further documents and certificates including certificates of the corporate officers and others as Buyer shall reasonably request to evidence compliance with the conditions set forth in this Agreement.
  7.15  Legal Opinion.  Buyer shall have received a legal opinion from
Michaels, Wishner & Bonner, P.C., in substantially the form attached hereto as Exhibit E, except for immaterial deviations.
8.     Conditions Precedent to Obligations of Sellers.
  The obligations of Sellers to consummate this Agreement and the Transactions are subject to the fulfillment, prior to or at the Closing Date, of the following conditions, each of which may be waived by Sellers in writing:
  8.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true in all material respects on and as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
  8.2 Covenants. Buyer and DeVRY shall, in all material respects, have performed all of its respective obligations and agreements and complied with all of its respective covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date; and Buyer shall have delivered to Sellers a certificate dated as of the Closing Date, of the President of each of Buyer and DeVRY, certifying as to compliance with Section
8.1 and this Section 8.2.
  8.3 No Injunction or Litigation. No action or proceeding by any Authority shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial Losses in respect of, this Agreement or the complete consummation of the Transactions, and which would make it reasonably inadvisable to consummate such Transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the Transactions.
  8.4 Consents Obtained. Each party shall have obtained all of the material consents and approvals required for the execution, delivery and performance of this Agreement and the Related Agreements by such party, unless the failure to obtain such consents or approvals is a result of a breach by the Sellers.
  8.5 Closing Agreements. The Closing Agreements shall have been executed and delivered by all parties thereto, and the transactions contemplated by the Intellectual Property Agreement shall have closed, unless the failure to do so is a result of a breach by Sellers or Becker or the members of the Becker Group which are signatories thereto.
  8.6 Tentative Purchase Price. The Tentative Purchase Price shall have been delivered as required by Section 1.5.
  8.7 Closing Documents. Sellers shall have received, in form and substance reasonably satisfactory to their counsel, each and every closing document required to be delivered to it as set forth in this Agreement.
  8.8  Legal Opinion.  Sellers shall have received the legal opinion referred to in Section 6.4.
  8.9 Other Documents. Buyer will furnish Sellers and each member of the Becker Group with such other and further documents and certificates including certificates of the corporate officers and others as Sellers and the Becker Group shall reasonably request to evidence compliance with the conditions set forth in this Agreement.
9.     Termination.
  9.1 Grounds for Termination. This Agreement and the Intellectual Property Agreement may be terminated: (i) at any time prior to the Closing Date by either Buyer or Sellers if there has been a material breach of the representations, warranties or covenants of the other party or its Affiliates set forth herein or in the Related Agreements, (ii) by Buyer if the conditions stated in Article 7 hereof and, in Article 6 of the Intellectual Property Agreement cannot be or have not been satisfied in all material respects on or before June 17, 1996, (iii) by Sellers if the conditions stated in Article 8 hereof and in Article 7 of the Intellectual Property Agreement cannot be or have not been satisfied in all material respects by June 17, 1996, or (iv) at any time prior to June 17, 1996 by mutual written agreement of Buyer and Becker Corporation. Before termination under this Agreement and the Intellectual Property Agreement each party will provide the other with a reasonable opportunity for curing any breach or failure of condition, based on the nature of the breach, the possibility for cure, and the effect of delay on the party seeking termination.
  9.2 Effect of Termination. If this Agreement and the Intellectual Property Agreement are terminated as provided in Section 9.1, all obligations of the parties hereunder and thereunder will terminate without liability of any party to any other party, except (i) that the obligations set forth in Sections 3.17, 4.3, 11.1, 11.2, 12.2, 12.6 and 12.8 hereof will survive any such termination, and (ii) for liability for Losses caused by a material breach.
  9.3 Rights to Proceed. Subject to Section 9.1, if any of the conditions specified in Article 7 hereof or in Article 6 of the Intellectual Property Agreement has not been satisfied, Buyer will have the right to proceed with the Transactions without waiving any of its rights hereunder and thereunder; and if any of the conditions specified in Article 8 hereof or in Article 7 of the Intellectual Property Agreement has not been satisfied, Sellers will have the right to proceed with the Transactions without waiving any of its rights hereunder and thereunder.
10.    Indemnification.
  10.1 Sole Remedy For Breach After Closing. Notwithstanding anything to the contrary herein (other than Section 12.8 hereof) or in any of the Related Agreements, any Contract or instrument contemplated hereby or thereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement or any Related Agreement, after the Closing, claims based on or related to the breach of, or claims for indemnification under the Transaction Documents, are subject to, and may be brought only in accordance with, the provisions of this Article 10. The "Transaction Documents" means this Agreement, any Related Agreement (other than the Employment Agreement), any Contract or instrument contemplated hereby or thereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement or any Related Agreement (other than the Employment Agreement).
  10.2 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained in any Transaction Documents, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto, and shall survive and continue until, and all claims with respect thereto shall be made prior to, the end of 18 months from the Closing Date, except for (i) the representations, warranties and covenants set forth in Article 1 of the Intellectual Property Agreement, and Article 1, Sections 3.18, 3.19, 5.11, 6.7 and 6.8 hereof and the indemnities and agreements related to said Sections and Articles and to Tax matters generally and based on the Excluded Assets or Excluded Obligations, which shall survive until, and all claims with respect thereto shall be made prior to 90 days after, the expiration of the applicable statute of limitations, (ii) representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof, and (iii) representations, warranties and indemnities relating to title and/or ownership of the Acquired Assets and those representations and warranties set forth in
Article 2 and Sections 3.1(i) and (ii), 3.2(i) and (ii), 4.1(i) and (ii), and 4.2, which will survive indefinitely.
  10.3  Indemnification by Sellers and the Becker Group.   Each Seller
severally agrees to indemnify Buyer and each of its affiliates, and their respective officers, directors, employees, stockholders, representatives and agents, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Buyer or any of its Affiliates (or any combination thereof) arising out of any material breach of or any inaccuracy in any representation or warranty made by such Seller pursuant to Sections 2.1,
2.2 and 2.3 hereof, and any breach of or failure by such Seller to perform any covenant or obligation of such Seller set out in Sections 1.1, 1.3 and 11.1 hereof or Article 1 of the Intellectual Property Agreement. Except as provided in the preceding sentence, after the Closing, Becker Foundation (in its own capacity, in its capacity as general partner of Becker Partnership, or in any other capacity), David E. Becker, Laura Ford Mintzer and David J. Becker shall not be liable to Buyer or IP Buyer for any claims based on or related to the breach of, or claims for indemnification under, the Transaction Documents. Becker agrees to indemnify Buyer and each of its affiliates, and their respective officers, directors, employees, stockholders, representatives and agents, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Buyer or any of its Affiliates (or any combination thereof) arising out of any of the following: (a) any material breach of or any inaccuracy in any representation or warranty made by any
Seller or any member of the Becker Group pursuant to any Transaction Document, and any breach of or failure by any Seller or any member of the Becker Group to perform any covenant or obligation of such member set out in any Transaction Document (excluding any representation, warranty, covenant or obligation referred to in the first sentence of this Section 10.3); (b) any Excluded Obligations; and (c) all assessments, judgements, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other Claim incident to any of the foregoing.
Becker Foundation shall not be liable to third parties and Authorities arising out of Claims, actions or omissions by the Becker Partnership or any other Seller. Becker Foundation shall, within five business days after receipt of any notice by a third party or an authority of any alleged claim, tax audit or other proceeding for the assessment of any Tax, liability or obligation, send a notice to the Buyer and Becker (or Becker Corporation) who shall then assume the obligation in accordance with this Agreement, including all costs and expenses of defense, as if the third party claim, action or omission was asserted against the Buyer and/or Becker or Becker Corporation; provided, however, solely as between Becker and Becker Corporation, in the case of Claims against Becker Foundation in respect of Excluded Obligations, Becker shall cause Becker Corporation to assume such Claims. However, this Section 10.3 shall not be construed to expand or increase the rights or remedies of any third party against Buyer, Becker Group or Sellers.
  10.4 Indemnification by Buyer. Buyer and IP Buyer agree to jointly and severally indemnify Sellers and the Becker Group and each of their affiliates, and their respective officers, directors, employees, stockholders, representatives and agents, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Sellers, the Becker Group or any of their Affiliates (or any combination thereof) arising out of any breach of or any inaccuracy in any representation or warranty made by Buyer or IP
Buyer pursuant to, and any breach of or failure by Buyer or IP Buyer to perform any covenant or obligation of Buyer or IP Buyer set out in, any Transaction Document including the failure to pay, perform or discharge when due all
Assumed Obligations, and all assessments, judgements, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other Claim incident to any of the foregoing.
  10.5 Indemnity Limits.
  (a) Indemnification claims shall be reduced, by and to the extent, that an Indemnitee shall actually receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnitee.
  (b) Buyer will not be entitled to indemnification with respect to any breach or misrepresentation until such time as its respective aggregate right to such indemnification, taking into account and aggregating all such breaches or misrepresentations, exceeds $150,000 after which, Buyer or Sellers and the Becker Group will be entitled to such indemnification in excess of such
$150,000 threshold, and provided that with regard to indemnification of either Buyer or Sellers with respect to those representations, warranties and covenants listed in Section 10.2(iii), set forth in Article 1, Sections 3.19, 5.11, 5.14, 5.24, 6.7 and 6.8, or relating to the Excluded Assets or Excluded Obligations, the party seeking indemnification will be entitled to indemnification without regard to the $150,000 threshold.
  (c) Each party hereto shall have the right to offset indemnification amounts due it pursuant to this Agreement by another party hereto against payments due to such other party pursuant to this Agreement, the Related Agreements or any other Contracts with or amounts due to such other party.
  (d) In no event shall the aggregate of all amounts payable by either party for claims described in Section 10.1 exceed the amount of $5,000,000, except with regard to claims under Sections 3.18, 3.19, 5.11, 6.7 and 6.8 and claims based on breaches of Article 1, or based on or relating to the Excluded Assets or Excluded Obligations.
  10.6 Third-Party Claims. The following procedures shall be applicable with respect to indemnification relating to or arising out of Claims, actions or omissions by Authorities, or other third parties. Promptly after receipt by the party seeking indemnification hereunder (hereinafter the "Indemnitee") of notice of the commencement of any (a) tax audit or proceeding for the assessment of any Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a liability or obligation for Taxes or (b) any action or the assertion of any Claim, liability or obligation by an Authority or a third party (whether by legal process or otherwise) the Indemnitee will, if a claim thereon is to be made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such claim, process and all legal pleadings and other written evidence thereof. The Indemnitor shall have, in all instances the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless the Indemnitee provides written notice that, in the reasonable judgment of the Indemnitee, such action is reasonably likely to result in liabilities which would not be fully indemnified hereunder and the amount of liabilities that would not be fully indemnified hereunder are reasonably expected to be disproportionate to the amount of liabilities that would be indemnified hereunder, in which case the Indemnitee's fees and expenses (including fees and expenses of counsel) shall be borne by the Indemnitee. Otherwise, the Indemnitor shall have 10 days, after receipt of notice of such claim, process, legal proceeding and other written notice, to assume defense thereof. If the Indemnitor does assume such defense, it will, within such 10 days, so notify the Indemnitee. If the Indemnitor does not assume such defense and so notify the Indemnitee, then the Indemnitee shall assume such defense as provided in this Section 10.6, and the Indemnitee's fees and expenses (including fees and expenses of counsel) in connection with such defense will be borne by the Indemnitor. In any case, the Indemnitor and Indemnitee shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall, subject to the limitations of this Article 10, promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus (unless Indemnitee is responsible pursuant to this Section 10.6 for its own expenses in connection with such liability), all reasonable expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability. Prior to paying any claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree, or evidence of assessment of Taxes or a similar final action by a Taxing Authority, holding the Indemnitee liable on such Claim or failing such judgment or decree, or with respect to any settlement, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor or Indemnitee shall have the authority to settle or compromise any Claim for which it has assumed the defense pursuant to this Section 10.6; provided that an Indemnitor shall not settle or compromise any such Claim if such settlement or compromise would result in an Order, injunction or other equitable remedy in respect of the Indemnitee or its business, or would result in liabilities which, taken together with other existing claims under this Article 10, would not be fully indemnified hereunder, in each case, without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld; provided, further, if Indemnitee assumes the defense of a Claim pursuant to this Section 10.6 based on its reasonable expectation that the amount of liabilities arising out of such Claim that would not be fully indemnified under this Article 10 exceed the amounts that would be so indemnified, Indemnitee shall not settle or compromise such Claim without the prior written consent of Indemnitor, which shall not be unreasonably withheld. An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee, unless in the case of an action or Claim of which the Indemnitor has the right to assume the defense, (x) the Indemnitor shall not have assumed the defense of such action or Claim pursuant to this Section 10.6, or (y) the interests of the Indemnitee and the Indemnitor in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnitee, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.
  10.7 Determination of Indemnification Amount. In the event that any Indemnitee believes that it is entitled to claim indemnification from an Indemnitor under this Article 10, the Indemnitee shall notify the Indemnitor of such claim, the amount or estimated amount thereof and the basis for such claim (which will be described in reasonable detail). The Indemnitor and Indemnitee will proceed, in good faith, and using reasonable efforts, to agree on the amount of such indemnification claim. If they are unable to agree on the amount of such indemnification claim within 30 days after such notice, and in the reasonable good faith judgment of the Indemnitee, the amount of such claim is less than $1,000,000, such claim shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and subject to the choice of law set forth in Section 12.6.
The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA, with each arbitrator to be a person experienced in matters involving the sale of businesses. In the event that these two arbitrators cannot agree upon a third arbitrator within fifteen (15) days, then the third arbitrator shall be selected within five (5) days thereafter from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby (i) consent to the in personam jurisdiction of the courts of the State of California for purposes of confirming any such award and entering judgment thereon and (ii) agree to use their best efforts to keep all matters relating to any arbitration hereunder confidential. In any arbitration proceedings hereunder, all testimony of witnesses shall be taken under oath. Each party agrees that, except for claims which exceed $1,000,000 in amount (in the reasonable good faith judgment of Indemnitee) and except as provided in Section 12.9, the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party. Any arbitration shall be commenced within sixty (60) days, and completed within one hundred twenty (120) days, of the appointment of the arbitrators. The determination of the amount of any indemnification claim pursuant to this Section 10.7 will be final, binding and conclusive, and the Indemnitee, upon final determination of the amount of the indemnification claim will be paid, by the Indemnitor, within 10 days of such final determination, the full amount, in cash, of such indemnification claim, as finally determined. In addition, if the Indemnitor does not pay in full the indemnification claim, within 10 days, as aforesaid, the amount of the indemnification claim, as finally determined, will be increased with interest at 7% per annum, compounded annually until paid in full.
11.    Other Covenants.
  11.1 Confidentiality Obligations.  Each party hereto shall maintain, and
Buyer agrees to cause DeVRY and its Affiliates to maintain, the confidential nature of, and not disclose to any third party without prior written consent,
(a) any confidential information learned about the other or its Affiliates in the course of the Transactions, or (b) the terms of this Agreement and the Related Agreements, unless and to the extent necessary to carry out the Transactions. At the termination of this Agreement, Sellers and Buyer agree, and Buyer agrees to cause DeVRY and its Affiliates, and Becker Corporation agrees to cause the Becker Group and its Affiliates, to return any and all materials containing any confidential information. These restrictions on use and obligations of confidentiality will not apply to any information (i) to the extent the receiving party is required to disclose such information under court or governmental order, or (ii) then in the public domain or readily available from public sources by acts not attributable to such party, provided in each case that the other party is provided a reasonable prior opportunity to object to any use or disclosure. If the Closing occurs, Buyer and its Affiliates shall be released from any obligations under this Section 11.1 with regard to the assets and liabilities and the prior financial history of Becker Group except (i) that this release will not affect the obligations with regard to the Transactions and (ii) Buyer will use, and will cause its Affiliates to use, all reasonable efforts to protect the reasonable privacy interests of the shareholders and principals of the Becker Group.
  11.2 Announcements. Buyer and Becker Partnership agree, and Buyer will cause DeVRY and its Affiliates, not to make, nor cause to be made, any news releases or other public announcements pertaining to the Transactions without first consulting the other party and attempting to formulate a mutually satisfactory arrangement for such disclosure, and in any case will not make an announcement thereafter without the consent of the other (not to be unreasonably withheld) except to the extent required by applicable law.
  11.3 Employment. Buyer will offer continued employment immediately following the Closing to all of the employees and contractors of Becker Group (other than Philip Brodax) immediately prior to the Closing at the same position with not less than the same compensation level for a period of not less than sixty (60) days and will assume all obligations of the Becker Group with regard to such employees and contractors, including without limitation credit for and payment of all accrued vacation benefits; provided, however, nothing in this Section
11.3 shall (i) create any third-party beneficiary or other rights in employees or contractors of the Becker Group, (ii) alter the contractual or other rights and obligations, or limitations thereof, of employees or contractors of the Becker Group.
  11.4 Change of Name.  Promptly following the Closing, Becker Corporation shall change its name to a name which is not confusingly similar to Becker CPA Review Course in the reasonable opinion of Buyer and shall thereafter have no further rights to use a name containing the words "CPA Review Course."
11.5 Cooperation.
       11.5.1 Additional Acts. Each party hereto agrees, both before and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions (which shall not include any obligation to make payments).
       11.5.2 Cooperation Regarding Financial Matters. From and after the Closing, Buyer agrees that it will provide without charge the representatives of Becker Partnership and Becker Corporation and their current officers and shareholders with such access to the business records and other information under DeVRY's control regarding the Becker Group and the Business as may be reasonably necessary for such persons for use in relation to the preparation and review of the Net Book Value or any tax filings, audits or similar matters.
12.    Miscellaneous.
  12.1 Modifications. This Agreement may not be amended, altered or modified except by a writing signed by the parties.
  12.2 Expenses. Except as set forth in Article 10, the parties hereto will each pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, the Related Agreements, and the Transactions, including, without limitation, all fees and expenses of their respective agents, representatives, counsel and accountants provided, however that all expenses of the Sellers and the Becker Group shall be paid by the Sellers and not by the Becker Partnership.
  12.3 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.
  12.4 Notices. All notices under this Agreement and the Intellectual Property Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:
     (i)  If to Buyer or IP Buyer:
                    DeVRY CPA Review, Inc.
                    c/o DeVRY, Inc.
                    One Tower Lane
                    Oakbrook Terrace, Illinois  60181
                    Fax:  (708) 574-1903
                    Attention:  Ronald Taylor
          with a copy given in like manner to:

                    Mayer, Brown & Platt
                    1675 Broadway
                    New York, New York  10019
                    Fax:  (212) 262-1910
                    Attention:  James B. Carlson, Esq.

     (ii)  If to the Becker Group or Sellers (other than Becker Foundation):
                    The Becker CPA Review Course Ltd.
                    15760 Ventura Boulevard
                    Suite 1101
                    Encino, California  91436
                    Fax:  (818) 377-3654
                    Attention:     Newton D. Becker
                              Alan Antonino
                              Bradley Gordon

           with a copy given in like manner to:

                    Irell & Manella LLP
                    1800 Avenue of the Stars
                    Suite 900
                    Los Angeles, California  90067
                    Fax:  (310) 203-7199
                    Attention:  Theodore E. Guth, Esq.

     (iii) If to Becker Foundation:

                    The Newton D. and Rochelle F. Becker Foundation 6505 Wilshire Boulevard
                    Suite 1200
                    Los Angeles, CA  90048
                    Fax:  (213) 655-0431
                    Attention:  Marvin I. Schotland

          with a copy given in a like manner to:

                    Troop Meisinger Steuber & Pasich, LLP
                    10940 Wilshire Boulevard
                    6th Floor
                    Los Angeles, CA  90024
                    Fax:  (310)443-8680
                    Attention:  Martin S. Appel, Esq.

  12.5 Successors and Assigns. Except as provided herein to the contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. The rights and obligations of the parties hereunder may not be assigned prior to the Closing Date.
  12.6 Governing Law; Jurisdiction. This Agreement and the Transaction Documents have been negotiated and entered into in the State of California, concern a California business and all questions with respect to the Agreement and the Transaction Documents and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of laws provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement and the Transaction Documents that are not subject to arbitration under Section 10.7 will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the Transaction Documents and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.
  12.7 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.
  12.8 Injunction. Becker Partnership and Sellers, on the one hand, and Buyer (on behalf of itself and its Affiliates), on the other, acknowledge that the remedy at law for any breach, or threatened breach, of any of the provisions of Sections 11.1, 11.4 or 11.5 will be inadequate and, accordingly, each covenants and agrees that the other will, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, be entitled to such equitable and injunctive relief as may be available from any appropriate court referred to in
Section 12.6.
  12.9   Rules of Construction.
       12.9.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.
       12.9.2 Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases, and the term "including" means "including but not limited to."
       12.9.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

       12.9.4 Knowledge. Whenever a representation or warranty is stated to be based on the knowledge of a party, such phrase refers to whether any of such party's Senior Management, has actual knowledge, or reason to know, of the matters involved.
  12.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Disclosure of an item on one Schedule shall constitute disclosure on any other Schedule when the nature of such item is reasonably apparent. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance.
If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.
  12.11 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the Transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.
  12.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            [Signature Page to Purchase Agreement]

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   SELLERS

                                   /s/David E. Becker
                                   David E. Becker

                                   /s/Daniel J. Becker
                                   Daniel J. Becker

                                   /s/Laura Ford Mintzer
                                   Laura Ford Mintzer

                                   /s/Newton D. Becker
                                   Newton D. Becker


                                   The Becker CPA Review
                                     Course of California


                                   By:/s/Newton D. Becker
                                   Its:  President


                                   The Becker CPA Review
                                     Course Ltd.

                                   By:  The Newton D. and Rochelle
                                        F. Becker Foundation,
                                        Its general partner


                                   By:/s/Marvin I. Schotland
                                   Its:  Secretary


                                   BUYER
                                   DeVRY CPA Review, Inc.

                                   By: /s/Norman M. Levine
                                   Its: Treasurer

         [Second Signature Page to Purchase Agreement]

                              The Newton D. and Rochelle F. Becker
                              Foundation, a California nonprofit public benefit corporation

                              By: /s/Marvin I. Schotland
                                   Marvin I. Schotland
                              Its: Secretary

                               LIST OF EXHIBITS

   Exhibit A        Employment Agreement
   Exhibit B        Assignment and Assumption Agreement
   Exhibit C        Legal Opinion of Irell & Manella LLP
   Exhibit D        Legal Opinion of Mayer, Brown & Platt
   Exhibit E        Legal Opinion of Michaels, Wishner & Bonner, P.C.

                                 SCHEDULE O

                                DEFINITIONS

  "Acquired Assets" shall mean all of the assets of the Becker Group excluding the Excluded Assets and the Intellectual Property.
  "Assumed Obligations" shall mean all of the obligations of the Becker Group excluding the Excluded Obligations.
  "Affiliate" shall mean any person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is in common control with, a specified person.
  "Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, any public, professional, regulatory or licensing authority, whether national, Federal, state or local, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any Regulation.
  "Becker Group" means Becker Partnership, Becker Corporation and Subsidiary. "Becker Partnership" means The Becker CPA Review Course Ltd., a California limited partnership.
  "Business" means the combined business of the members of the Becker Group, consisting of the provision of instructional services and materials to students preparing to take the CPA and CMA exams, and represented by the Acquired Assets and the Assumed Obligations, and including the Intellectual Property.
  "Claim" means any claim, lawsuit, demand, suit, hearing, governmental investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.
  "Closing" and "Closing Date" shall have the meanings set forth in Section 1.2. "Closing Agreements" means the Employment Agreement, and with respect to
Buyer and each Seller, an Assignment and Assumption Agreement in the form attached as Exhibit B, each as appropriately completed and the Assignment of Copyrights (Exhibit A to the Intellectual Property Agreement) and the
Assignment of Trade Secrets and Publicity Rights (Exhibit B to the Intellectual Property Agreement).
  "Code" shall mean the United States Internal Revenue Code of 1986, as amended. "Contract" means any agreement, contract, commitment, or other binding arrangement or understanding, whether written or oral.

  "DeVRY" means DeVRY, Inc., a Delaware corporation.
  "Employment Agreement" shall mean that certain agreement dated as of the Closing Date between Buyer and Newton D. Becker in substantially the respective form attached hereto as Exhibit A.
  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
  "Excluded Assets" shall mean (i) prepaid expenses as of the Closing which will provide no benefit to Buyer following the Closing, (ii) any amounts owed by Newton Becker or his family members to Becker Partnership or Becker Corporation, (iii) any assets, interests or rights relating to the Becker Partnership defined benefit plan, (iv) any deferred income taxes, (v) the Real Properties or other assets based on or relating thereto, (vi) life insurance policies maintained for the benefit of Newton Becker, (vii) assets based on or related to any Excluded Obligations and (viii) any rights and claims relating to the foregoing.
  "Excluded Obligations" shall mean any obligations or liabilities (i) relating to lobbying organizations, political action committees or similar organizations, (ii) in respect of Philip Brodax, (iii) based on the Real Estate and Other Excluded Assets and their transfer or disposition prior to the Closing, (iv) relating to any life insurance policies maintained for the benefit of Mr. Becker and/or his family (v) payables or amounts owed to Newton Becker or his family by any member of the Becker Group, (vi) relating to the defined benefit plan maintained by the Becker Group, including without limitation all fees, expenses and liabilities relating to the termination thereof, (vii) except to the extent fully accrued as liabilities on the audited balance sheets used to determine the Net Book Value or arising after April 30, 1996 in the ordinary course of business, any compensation or benefits to independent contractors, consultants, employees and other service providers to the Becker Group, and (viii) the Royalty Agreement.
  "Guarantee" means that certain Guarantee between DeVRY and Sellers, of even date herewith.
  "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.
  "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, and in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations relating to borrowed money (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens and (iv) capitalized lease obligations.
  "Indemnitee" shall mean, with respect to any alleged Loss, the party seeking indemnity hereunder.
  "Indemnitor" shall mean, with respect to any alleged Loss, the party from whom indemnify is being sought hereunder.
  "Intellectual Property" shall mean any patents, inventions (whether patentable or unpatentable), trade secrets, know-how, methods of doing business, confidential information, trademarks and associated goodwill, designs and drawings, service marks, logos, tradenames, copyrights, rights of publicity, mask works and registrations and applications for each of the foregoing, and computer software programs, computer databases and related documentation and materials relating to or used in connection with the Business or the business proposed to be conducted by any of the Becker Group.
  "Intellectual Property Agreement" shall mean that certain Intellectual Property Purchase Agreement of even date herewith between IP Buyer, Newton D. Becker and the Becker Foundation.
  "IP Buyer" means DeVRY Educational Development Corp.
  "Lien" means any security interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, or restriction of another Person of any kind or nature.
  "Losses" shall mean any and all costs and expenses (including, without limitation, attorneys' fees and court costs incident to any suit, action, investigation or other proceeding), damages and losses, net of any tax adjustments, settlements, reductions or other effects which actually result from the Loss and its payment by any Indemnitor.
  "Material Adverse Effect" means any circumstances, developments, occurrences, state of facts or matters which have, or would reasonably be expected to have, a material adverse effect on the operations, assets, condition (financial or otherwise), results, or prospects of the Business. For the purposes of this Agreement (other than Section 3.9 and Section 9.1), references to "Material" or "Material Adverse Effect" means a liquidated cost exceeding $25,000 for any individual matter or a contingent cost reasonably expected to exceed $25,000 for any individual matter, in each case assuming that Buyer acts to minimize the costs involved.
  "Net Book Value" shall mean the net combined book value of Becker Partnership and Becker Corporation including the amount of full, year-end reserves and accruals each as determined as of April 30, 1996 in accordance with GAAP, excluding any values attributable to the Excluded Obligation and the Excluded Assets; provided, however, Net Book Value shall be increased by any amounts contributed to the Becker Group after April 30, 1996 and any amounts paid to the Becker Group by Becker or his Affiliates after April 30, 1996 in respect of amounts owed by Newton Becker or his Affiliates.
  "Old Employment Agreement" means the employment agreements between Newton Becker, on the one hand, and any member of the Becker Group, on the other, including such agreements referred in the Schedules hereto.
  "Order" means any decree, order, injunction, rule, judgment, consent of or by any Authority.
  "Partnership Intellectual Property" means the Trademarks and associated goodwill, the Software and all other Intellectual Property (other than the Copyrights, Publicity Rights and Other Intellectual Property (each as defined in the Intellectual Property Agreement)).
  "Partnership Interest" means a partnership interest in the Becker Partnership. "Percentage Interest" means, for each Seller, the percentage interest shown on Schedule 1.1.
  "Permits" means any licenses, permits, variances, interim permits, permit applications, approvals or other authorizations under any Regulation applicable to the Business, including, without limitation, all licenses issued by state education departments or professional licensing boards.
  "Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.
  "Real Properties" means the real property owned by the Becker Corporation located at 1029 South Bixel Street (Assessor's ID #: Map 51, Book 38, page
007, parcel 013) and 1025 South Bixel Street, Los Angeles, California (Assessor's ID #: Map 51, Book 38, page 007, parcel 010), together with all fixtures, improvements, and furniture located thereon or related thereto.
  "Regulation" means any law, statute, regulation, ruling, rule, Order or Permit, of, administered or enforced by or on behalf of any Authority, and the certificate of incorporation and by-laws of any of the Becker Group.
  "Related Agreements" shall mean the Intellectual Property Agreement, the Guarantee, and the Closing Agreements.
  "Royalty Agreement" shall mean that certain agreement between Newton D.
Becker and Becker Partnership which was terminated as of April 30, 1996.
  "Senior Management" shall mean, with respect to Becker Group, Newton D. Becker, Alan Antonino - Controller, Ramin Nadaf, MIS Manager, and the National Area Lead Instructors: Steve Goldstein, Willard Boone and Edward Pope, Jr.
  "Software" means the computer software set forth on Schedule 3.14.
  "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax Authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.
  "Taxing Authority" means any Authority empowered to administer or collect
Taxes.
  "Tentative Purchase Price" is defined in Section 1.5.
  "Trademarks" means the trademarks, servicemarks, tradenames and service names including those set forth on Schedule 3.14.
  "Transactions" shall mean the transactions contemplated by this Agreement and the Related Agreements.

                  INTELLECTUAL PROPERTY PURCHASE AGREEMENT


     This Intellectual Property Purchase Agreement ("Agreement"), dated as of June 19, 1996, by and between Newton D. Becker ("Becker"), The Newton D.
and Rochelle F. Becker Foundation, a California nonprofit public benefit corporation ("Becker Foundation") (each a "Seller" and collectively, "Sellers") and DeVRY Educational Development Corp., a Delaware corporation ("Buyer");
     WHEREAS, Sellers are, among others, parties to that certain Agreement Regarding Purchase of Partnership Interests of even date herewith, which provides in part for the sale of a business ("Purchase Agreement");

     WHEREAS, Buyer is newly formed, wholly owned subsidiary of DeVRY, Inc. a Delaware corporation, and Buyer wishes to own all rights in the Copyrights, Other Intellectual Property and Publicity Rights, as defined in this Agreement and owned by Sellers;

     WHEREAS, Sellers are willing, upon payment of the IP Purchase Price (as defined herein) and subject to the terms and conditions herein set forth, to transfer and assign all of their rights in the Copyrights, Other Intellectual Property and Publicity Rights to Buyer;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1.     Agreement to Purchase and Sell.

     1.1 Acquisition. On the terms and subject to the conditions of this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, on the Closing Date, the Copyrights, the Other Intellectual Property and the Publicity Rights, in exchange for the payment of the IP Purchase Price.

     1.2 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will take place at the offices of Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California 90071, on June 19, 1996, or at such other date, time and place as may be mutually agreed upon in writing by the parties (the "Closing Date").

     1.3 Transfer of Copyrights, Other Intellectual Property, and Publicity Rights. At the Closing, Becker Foundation will deliver and transfer to Buyer all of Becker Foundation's right, title and interests in the Copyrights and Other Intellectual Property, and Becker will deliver and transfer to Buyer all of Becker's right, title and interests in the Other Intellectual Property and Publicity Rights. Becker and Becker Foundation shall take all actions reasonably necessary to vest all such rights in Buyer and to assist in enforcing such rights, including executing all documents necessary for the recordation of ownership of any registrations of the Copyrights for and any trademarks in the name of Buyer with the U.S. Copyright Office and in the U.S. Patent and Trademark Office, respectively, provided that Buyer pays for Sellers' reasonable cost in doing so.

     1.4 Payment of IP Purchase Price. At Closing, Buyer will pay to Sellers an amount equal to $17,935,000 (the "IP Purchase Price"), of which $500,000 will be paid to Becker Foundation in respect of the Copyrights, $11,332,750 will be paid to Becker Foundation in respect of its interest in the Other Intellectual Property, $6,092,250 will be paid to Becker in respect of his interest in the Other Intellectual Property, and $10,000 will be paid to Becker in respect of his interest in the Publicity Rights. All payments to Sellers will be made by federal reserve wire transfer to a bank account designated in writing by Sellers.

    1.5 Copying of Materials Constituting Other Intellectual Property. At the Closing, Becker and Becker Foundation shall cause the materials described on
Schedule 2.3 hereto (the "Materials") to be delivered to Buyer by shipping the Materials to the offices of Price Waterhouse LLP (acting as agent for Buyer) in Portland, Oregon. Buyer shall cause Price Waterhouse LLP to make, and Buyer shall retain, one copy of the Materials, and Buyer shall then immediately cause Price Waterhouse LLP to destroy the Materials delivered by Becker and Becker Foundation. Buyer shall cause Price Waterhouse LLP to provide a certificate to Buyer, Becker and Becker Foundation certifying as to the destruction of the Materials. The provisions of this section 1.5 shall not affect the obligations with respect to sales and use tax set forth in Section 1.8 of the Purchase Agreement.

     1.6 As soon as practicable following the Closing, Becker shall cause to be transferred to Buyer all of the shares of stock (except one) of Newton Becker Limited, a Hong Kong corporation and all of the shares of stock (except one) of Becker C.P.A. Review Ltd., an Israeli Corporation.

   2.     Definitions.

     2.1 Any capitalized terms used herein that are not defined herein shall have the meanings given in the Purchase Agreement.

     2.2 "Copyrights" shall mean any and all copyrights, materials subject to copyright protection, and registrations and applications therefor, and related documentation and materials relating to or used in connection with the Business or the business proposed to be conducted by the Becker Group, including all rights to apply for registration or other protection, including renewals and extensions, to all rights to print, publish, reproduce, prepare derivative works, distribute copies of works embodying such copyrights by sale, to rent, lease, lend or transfer ownership, to publicly perform and to publicly display.

such works in all countries of the world, including the United States of America and all of its Territories and in any rights and causes of action for copyright infringement, royalties and proceeds heretofore accrued.

     2.3 "Other Intellectual Property" shall mean any patents, inventions (whether patentable or unpatentable), trade secrets and know-how, including methods of doing business and confidential information, and registrations and applications for each of the foregoing, relating to teaching methods and methods of designing and updating lectures and instructional materials used in connection with the Business or the business proposed to be conducted by any of the Becker Group, including all rights to apply for registration or other protection, including renewals and extensions, if applicable, and any rights and causes of action for infringement of such rights, royalties and proceeds heretofore accrued, including the materials referenced on Schedule 2.3 hereto.

     2.4 "Publicity Rights" shall mean the right of publicity to be used in connection with a CPA review course, in the name of "Newton D. Becker", "Becker", "Becker CPA Review" or any other name, slogan, title or design or any reference or attribute of Becker which has been previously used in conducting the Business, including the exclusive right to use the name and likeness of Newton D. Becker in the operation of the Business.

   3.     Schedule of Copyrights.

     Attached as Schedule 3 hereto is a complete schedule of all material Copyrights currently used in the Business, which lists the title and brief description of the work and any applicable federal registration number.

   4.     Representation and Warranties.

     4.1  Becker represents and warrants that:

          4.1.1 he is the sole owner of all right, title and interest in and to the Publicity Rights; and

          4.1.2 he owns an undivided interest of 35% in the Other Intellectual Property;

                    such rights are subsisting and are not invalid or unenforceable in whole or in part, and are free and clear of all encumbrances or licenses for use, except as set forth on Schedule 3.

     4.2  Becker represents and warrants that:

          4.2.1 Becker Foundation is the sole owner of all right, title and interest in and to the Copyrights; and

<APGE>51
          4.2.2 Becker Foundation owns an undivided interest of 65% in the Other Intellectual Property;

                    such rights are subsisting and are not invalid or unenforceable in whole or in part, and are free and clear of all encumbrances or licenses for use, except as set forth on
                    Schedule 3.

     4.3  Becker represents and warrants that, except as set forth on
          Schedule 3, none of the Copyrights, Other Intellectual Property or Publicity Rights (collectively, "Intellectual Property") have been or is the subject of any pending adverse Claim or, to the knowledge of Becker, the subject of any threatened Claim of infringement except for Claims which are not reasonably expected to have a Material Adverse Effect. The use of Intellectual Property does not infringe any intellectual property rights of another Person, except for claims which are not reasonably expected to have a Material Adverse Effect, and Becker and Becker Foundation have not received any notice contesting their right to use, or asserting infringement with respect to, any Intellectual Property. Except as set forth on Schedule 3, Becker and Becker Foundation have not granted any license in respect of any Intellectual Property.

     4.4 Each Seller represents and warrants that it has the full right, power and authority to grant all the right, title and interest herein agreed to be granted.

   5.     Indemnification.

     Subject to the limitations and restrictions contained in the Purchase Agreement, (i) Becker shall indemnify Buyer from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorney fees and expenses, arising out of a breach by Becker or Becker Foundation of this Agreement, (ii) Becker shall indemnify Buyer from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorney fees and expenses, arising out of any infringement, injury or claims of ownership with respect to Intellectual Property based on acts or events occurring before the Closing Date, and (iii) this indemnification provision shall survive the termination of this Agreement. Notwithstanding the foregoing, except for the matters described in part (ii) of this paragraph, Becker shall not indemnify Buyer from and against any liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorney fees and expenses, which are not reasonably expected to have a Material Adverse Effect.

   6.     Conditions Precedent to Obligations of Buyer.

     The obligations of Buyer to consummate this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions, each of which may be waived by Buyer in writing:

     6.1 Closing of Purchase Agreement. The Transactions (other than those contemplated herein) shall have closed unless the failure to do so is a result of a breach by Buyer or its Affiliates.

     6.2 Delivery of Assignments. Becker Foundation shall have executed and delivered the Assignment of Copyrights in substantially the form attached hereto as Exhibit A, and Sellers shall have executed and delivered the Assignment of Trade Secrets and Publicity Rights in substantially the form attached hereto as Exhibit B.

   7.     Conditions Precedent to Obligations of Sellers.

     The obligations of Sellers to consummate this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions, each of which may be waived by Sellers in writing:

     7.1 Closing of Purchase Agreement. The Transactions (other than those contemplated herein) shall have closed unless the failure to do so is a result of a breach by Sellers or their Affiliates.

     7.2 IP Purchase Price. The IP Purchase Price shall have been delivered as required by Section 1.4.

   8.     Miscellaneous.

     8.1  Termination.  This Agreement may be terminated as set forth in
Section 9 of the Purchase Agreement.

     8.2 Modifications. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

     8.3 Confidentiality Obligation. Each party hereto shall be bound by the restrictions on use and obligations of confidentiality set forth in Section
11.1 of the Purchase Agreement, and any breach or threatened breach of such section may be enforced by injunction as set forth in Section 12.8 of the Purchase Agreement.

     8.4 Cooperation. Each party hereto agrees, both before and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the transactions contemplated by this Agreement (which shall not include any obligation to make payments).

     8.5 Successors and Assigns. Except as provided herein to the contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. The rights and obligations of the parties hereunder may not be assigned prior to the Closing Date.

     8.6 Governing Law. This Agreement has been negotiated and entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of laws provisions of California or any other jurisdiction.

     8.7 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.

     8.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                              SELLERS



                              /s/Newton D. Becker
                              Newton D. Becker


                              The Newton D. and Rochelle F. Becker
                                 Foundation



                              By:/s/Marvin I. Schotland
                              Its:  Secretary



                              BUYER
                              DeVRY Educational Development Corp.



                              By:/s/Norman M. Levine
                              Its:  Treasurer

                                  GUARANTEE


     THIS GUARANTEE (the "Guarantee") is made and entered into as of June 19, 1996 by and between DeVRY, Inc., a Delaware corporation, ("Guarantor") and The Becker CPA Review Course of California, a California corporation, ("Becker Corporation"), the Becker CPA Review Course Ltd., a California limited partnership ("Becker Partnership"), Newton D. and Rochelle F. Becker Foundation, a California nonprofit public benefit corporation ("Becker Foundation"), David E. Becker, Laura Ford Mintzer, Newton D. Becker and Daniel
J. Becker (each of the foregoing a "Seller" and collectively, "Sellers") with reference to the following facts:

                                  RECITALS

     A. DeVRY CPA Review, Inc., a newly formed Delaware corporation, ("Buyer") and Sellers are entering into that certain Agreement Regarding Purchase of Partnership Interests of even date herewith (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase certain Partnership Interests as defined in the Purchase Agreement) of Becker Partnership.

     B. DeVRY Educational Development Corp., a newly formed Delaware corporation, ("IP Buyer") and Becker and Becker Foundation are entering into that certain Intellectual Property Purchase Agreement of even date herewith pursuant to which IP Buyer has agreed to purchase certain intellectual property.

     C. Guarantor controls, directly or indirectly, Buyer and IP Buyer (each a "Successor" and collectively, "Successors") and will benefit from the transactions contemplated by the Purchase Agreement.

     D. In consideration of Sellers entering into the Purchase Agreement, Guarantor has agreed, at the request of Successors, to guarantee the obligations of Successors under the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement).

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Continuing Guarantee. In the event that a Successor fails to pay, perform, satisfy or discharge each and every one of its obligations and liabilities when and as such obligations and liabilities shall become due in accordance with the terms of the Purchase Agreement or any of the Related Agreements, including any applicable cure periods (collectively, the "Obligations"), Guarantor fully, irrevocably and unconditionally guarantees and promises to cause any Obligation not paid, performed, satisfied or discharged, to be paid, performed, satisfied or discharged strictly in accordance with the terms of such agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Sellers with respect thereto.

     2. Guarantor's Obligations Unconditional. The obligations of Guarantor hereunder are independent of the Obligations, and separate action or actions may be brought or prosecuted against Guarantor whether action is brought against a Successor or whether a Successor is joined in any such action or actions. Guarantor agrees that this is a guarantee of payment and not of collection and that its obligations hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, by operation of law or otherwise;

         (b) any modification, waiver or amendment of any provision of, or supplement or consent to, the Purchase Agreement or the Related Agreements or any act or omission to act hereunder or thereunder;

         (c) any change in the existence, structure or ownership of a Successor (whether or not consented to by Sellers), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Successor or its assets or any resulting release or discharge of any obligation of Successor;

         (d) the validity, regularity or enforceability of the Purchase Agreement or the Related Agreements (as against a Successor), or the absence of any action to enforce the same, or any provision of applicable law or regulation purporting to prohibit the discharge by a Successor of any Obligation;

         (e) the obtaining of any judgment against a Successor or any action to enforce the same; or

         (f) any other act or omission to act or delay of any kind by any other person or entity or any other circumstance whatsoever which might, but for the provisions of this Section 2, constitute a legal or equitable discharge of Guarantor's obligations hereunder.

     3. Discharge Only Upon Satisfaction in Full; Reinstatement in Certain Circumstances. Guarantor's obligations hereunder shall remain in full force and effect until all Obligations shall have been paid, performed, discharged and satisfied in full. If, at any time, whether before or after the discharge of all Obligations, any payment of any amount paid or payable by a Successor under the Purchase Agreement or the Related Agreements is rescinded or must be otherwise restored or returned, upon the insolvency, bankruptcy or reorganization of a Successor, or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     4.   Waiver of Guarantor.  Guarantor hereby waives:

         (a) notice of acceptance of this Guarantee and (except for notices expressly required under the Obligations or hereunder), of the nonperformance by Successor, diligence, promptness, presentment, protest, dishonor, demand for payment and notice of nonpayment or failure to perform on the part of a Successor, filing of claims with a court in the event of insolvency or bankruptcy of a Successor, and all other notices whatsoever;

         (b) any right or requirement that Sellers or any other person or entity proceed first against, or exhaust any right or take any action against, any other person or entity;

         (c) any defense arising by reason of any claim or defense based upon an election of remedies by Sellers or any other person or entity which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation or reimbursement rights or other rights to proceed against a Successor or any person or entity; and

         (d) any duty on the part of Sellers or any other person or entity to disclose to Guarantor any matter, fact or thing relating to the business, operations or condition of a Successor, its assets, or any matter contemplated by the Purchase Agreement or the Related Agreements now known or hereafter known by any other person or entity.

     Guarantor covenants that this Guarantee will not be discharged except by complete performance of the Obligations. Without limiting the generality of the foregoing, Guarantor waives any and all benefits under California Civil Code Sections 2809, 2810, 2815, 2819, 2825, 2845, 2849 and 2850.

     5. Financial Condition of Successors. Guarantor represents to Sellers that it is now and will be completely familiar with the prospects, business, operations and condition (financial and otherwise) of each Successor.

     6. Notices. All notices under this Guarantee will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (i)  If to Sellers:

               The Becker CPA Review Course of California
               15760 Ventura Boulevard
               Suite 1101
               Encino, California  91436
               Fax: (818) 377-3654
               Attn:  Newton D. Becker

          With a copy given in like manner to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067
               Fax:  (310) 203-7199
               Attn:  Theodore E. Guth, Esq.

          (ii) If to Guarantor:

               DeVRY, Inc.
               One Tower Lane
               Oakbrook Terrace, Illinois  60181
               Fax: (708) 574-1903
               Attn:  Ronald Taylor

          With a copy given in like manner to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York 10019-5820
               Fax: (212) 262-1910
               Attn:  James B. Carlson, Esq.

     7. Governing Law; Jurisdiction. This Guarantee has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Guarantee and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction. Except as provided in Section 11 below, any and all disputes between the parties which may arise pursuant to this Guarantee will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Guarantee and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

     8. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     9. Complete Agreement; Modifications. This Guarantee and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Guarantee may not be amended, altered or modified except by a writing signed by the parties.

     10. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Guarantee is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

     11. Arbitration of Disputes. Except for actions seeking injunctive relief and actions where the amount of damages or monetary relief exceeds $1,000,000 (in the reasonable good faith belief of the claimant), which may be brought in any forum described in section 7, any claim arising out of or relating to this Guarantee, including without limitation its validity, interpretation, enforceability or breach, which is not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA, with each arbitrator to be a person experienced in matters involving the sale of businesses. In the event that these two arbitrators cannot agree upon a third arbitrator within fifteen (15) days, then the third arbitrator shall be selected within five (5) days thereafter from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby (i) consent to the in personam jurisdiction of the courts of the State of California for purposes of confirming any such award and entering judgment thereon and (ii) agree to use their best efforts to keep all matters relating to any arbitration hereunder confidential. In any arbitration proceedings hereunder, all testimony of witnesses shall be taken under oath. Each party agrees that the arbitration provisions of this Guarantee are its exclusive remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party. Any arbitration shall be commenced within sixty (60) days, and completed within one hundred twenty (120) days, of the appointment of the arbitrators.

     12. Restrictions on Subrogation. Until the Obligations are fully discharged, Guarantor shall have no right (whether by subrogation or otherwise) to enforce any remedy that Sellers now or hereafter have against a Successor or any other party with respect to such Obligations.

     13. No Lien or Security Interest. This Guarantee is not secured and does not create a lien upon or a security interest in any property or assets of Guarantor or obligate Guarantor to grant a security interest to Sellers in any of its property or assets.

     14. Counterparts. This Guarantee may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     15. Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of California Civil Code Section 1654 relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     16. Capitalized Terms. Any capitalized terms that are not defined herein shall have the meanings set forth in the Purchase Agreement.

                        [Signature Page to Guarantee]

     IN WITNESS WHEREOF, the parties have executed this Guarantee as of the date first written above.

DeVRY, Inc.


By: \s\ Norman M. Levine
Its: V.P. of Finance and
     Treasurer


The Becker CPA Review Course Ltd.
By its general partner, Newton D. and
Rochelle F. Becker Foundation



By:  \s\Marvin I. Schotland
Its: Secretary


Newton D. and Rochelle F. Becker
Foundation


By:  \s\Marvin I. Schotland
Its: Secretary


The Becker CPA Review Course of
California


By: \s\Newton D. Becker
Its: President


\s\David E. Becker
David E. Becker


\s\Laura Ford Mintzer
Laura Ford Mintzer


\s\Daniel J. Becker
Daniel J. Becker

                   [Signature Page to Guarantee-continued]



\s\Newton D. Becker
Newton D. Becker